Exhibit 10

                           "TERM LOAN AMENDMENT"
                                    to
               ADDENDUM TO AGREEMENT TO WHOLESALE FINANCING


     This Amendment ("Amendment") to the Addendum to Agreement for Wholesale Financing ("AWF") and the Addendum to Addendum to Agreement for Wholesale Financing - Flexible Payment Plan ("FPP") is made as of October 27, 1995 by and between Intelligent Electronics, Inc. ("IE"), CS Computers, Inc., CS Computers of California, Inc., Intelevest Holdings, Inc., Intellicom Solutions, Inc., Intelligent Advanced Systems, Inc., Intelligent Distribution Services, Inc., Intelligent SP, Inc., Intelligent Systems Group, Inc., Intellinet, Ltd., Missing Link Communications, Inc., RND, Inc. and The Future Now, Inc. (each a "Dealer" and collectively, the "Dealers") and IBM Credit Corporation ("IBM Credit").

                                 RECITALS:

     A. Dealers and IBM Credit have entered into that certain Addendum to Agreement for Wholesale Financing dated as of January 29, 1992, and the Addendum to Addendum to Agreement for Wholesale Financing - Flexible Payment Plan dated January 29, 1992 (both as amended, supplemented or otherwise modified from time to time, the "Existing Agreement").

     B. Dealers have requested that IBM Credit extend a term loan of seventy-five million dollars ($75,000,000.00) to Dealers to expire as set forth below.

     C. The parties have agreed to modify the Existing Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                 AGREEMENT

     NOW THEREFORE, in consideration of the mutual agreements provided for below and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Existing Agreement.

Section 2. Modifications to the Existing Agreement. The following modifications are made to the Existing Agreement, and shall be effective as of the date of the Term Loan (as defined herein) unless specified otherwise. The date of the Term Loan shall be the date of this Amendment ( the "Loan Date").

     (A) The FPP is hereby amended by deleting the Exhibit A thereto in its entirety and substituting, in lieu thereof, the Exhibit A attached hereto.

     (B) Paragraph 6 of the Letter Agreement dated January 25, 1994 between IBM Credit, IE, et. al. (the "Letter Agreement"), which Letter Agreement amended the then current Addendum to Agreement for Wholesale Financing and the then current Addendum to Addendum to Agreement for Wholesale Financing - Flexible Payment Plan, is hereby amended by inserting immediately following subparagraph (a) of such paragraph the following new subparagraphs (b) and
(c):

     "(b) Term Loan.

          An advance shall be made hereunder to Dealers on the Loan Date in the principal amount of $75,000,000.00 (the "Term Loan") the proceeds of which shall be used to repay $75,000,000.00 of WCO Advances owed to IBM Credit hereunder. The Term Loan shall constitute a single advance and shall be in the form of a WCO Advance. Except as set forth in this subparagraph, the Term Loan shall be subject to all of the terms and provisions applicable to other WCO Advances. Notwithstanding any other term or provision of this Agreement applicable to WCO Advances, provided no Event of Default has occurred and is continuing: (i) the Term Loan shall accrue a finance charge each month equal to the product of the Term Loan Rate, as defined herein, multiplied by the average daily balance of the outstanding Term Loan for the applicable period,
          (ii) the principal amount of the Term Loan shall be due and payable the earlier of (x) the date that the Existing Agreement is terminated and (y) February 3, 1997 (the "Loan End Date"), (iii) subject to the following sentence, in the event that Dealers repay any portion of the principal amount of the Term Loan before the Loan End Date, Dealers shall pay to IBM Credit along with such repayment a pre-payment fee of $50,000 ("Pre-Payment Fee"), (iv) if on any date the principal balance of the Term Loan exceeds the Term Loan Maximum Amount, the Term Loan shall be prepaid on such date in an amount equal to such excess, and (v) repayments of the Term Loan may not be reborrowed. Provided, however, if Dealers repay such Term Loan pursuant to subsection (c) below, such Pre-Payment Fee shall be waived by IBM Credit. For purposes of this subparagraph, "Term Loan Rate" shall be the greater of (x) Prime Rate plus 1.875% and (y) the Base Rate plus 1.0%." For purposes of this subparagraph Term Loan Maximum Amount shall mean 80% of Eligible Accounts."

     "(c) Capital Infusions.

          At any time prior to the Loan End Date, if Dealers receive proceeds from an equity investment, debt issue or a capital infusion from any source, 100% of such proceeds shall be immediately paid to IBM Credit. Such proceeds shall be applied to reduce the principal outstanding on the Term Loan."

     (C) Notwithstanding anything in the Existing Agreement, Dealers' total outstanding indebtedness to IBM Credit shall not exceed the Qualifying Collateral.

Section 3. Loan Fee. Dealers agree to pay to IBM Credit a fee of $25,000 promptly after the Loan Date.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the prior or simultaneous satisfaction by Dealers of the following conditions:

     (A) IBM Credit shall have received counterparts of this Amendment executed by a duly authorized officer of each Dealer;

     (B) IBM Credit shall have delivered to Dealers counterparts of this Amendment executed by a duly authorized officer of IBM Credit;

Section 5. Representations and Warranties. Dealers make to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

     5.1 Violation of Other Agreements. The execution and delivery of this Amendment does not violate or cause Dealers not to be in compliance with the terms of any agreement to which Dealers are a party.

     5.2 Litigation. Except as has been disclosed by Dealers to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Dealers, which if adversely determined, would materially adversely affect the ability of Dealers to perform their obligations under the Existing Agreement, and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

     5.3 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Dealers and is enforceable against Dealers in accordance with its terms.

Section 6. Rights and Remedies. IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to Dealers including any and all rights and remedies which it may have as a result of Dealers failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7. Ratification of Agreement. Except as specifically amended hereby, all the provisions of the Existing Agreement shall remain in full force and effect. Dealers hereby ratify, confirm and agree that the Existing Agreement, as amended hereby, represents a valid and enforceable obligation of Dealers, and is not subject to any claims, offsets or defenses.

Section 8. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Illinois, without reference to the conflict of laws principles thereof.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officers of the undersigned as of the day and year first above written.

                                        Acknowledged and agreed as of the
                                        date set forth above

IBM Credit Corporation                  Intelligent Electronics, Inc.

By: /s/ C.E. Cordulack                  By: /s/ Richard D. Sanford
    --------------------------------        --------------------------------
Name: C. E. Cordulack                   NAME: Richard D. Sanford

Title: Director, Remarketer Financing   Title: Chairman of the Board
       Support                                 Chief Executive Officer


Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

CS Computers, Inc.                      CS Computers of California, Inc.

By: /s/ T.J. Coffey                     By: /s/ T.J. Coffey
    --------------------------------        --------------------------------
Print Name: T. J. Coffey                Print Name: T. J. Coffey

Title: V.P., CFO & Assistant            Title: V.P., CFO & Assistant
       Secretary                               Secretary

Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

Intelevest Holdings, Inc.               IntelliCom Solutions, Inc.

By: /s/ Alan Resneck                    By: /s/ T.J. Coffey
    --------------------------------        --------------------------------
Print Name: Alan Resneck                Print Name: T. J. Coffey

Title: V.P., Treasurer                  Title: V.P., CFO & Assistant
                                               Secretary

Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

Intelligent Advanced Systems, Inc.      Intelligent Distribution
                                        Systems, Inc.

By: /s/ T.J. Coffey                     By: /s/ T.J. Coffey
    --------------------------------        --------------------------------
Print Name: T. J. Coffey                Print Name: T. J. Coffey

Title: V.P., CFO & Assistant            Title: V.P., CFO & Assistant
       Secretary                               Secretary

Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

Intelligent SP, Inc.                    Intelligent Systems Group, Inc.

By: /s/ T.J. Coffey                     By: /s/ T.J. Coffey
    --------------------------------        --------------------------------
Print Name: T. J. Coffey                Print Name: T. J. Coffey

Title: V.P., CFO & Assistant            Title: V.P., CFO & Assistant
       Secretary                               Secretary

Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

Intellinet, Ltd.                        Missing Link Communications, Inc.

By: /s/ T.J. Coffey                     By: /s/ Stephanie Cohen
    --------------------------------        --------------------------------
Print Name: T. J. Coffey                Print Name: Stephanie Cohen

Title: V.P., CFO & Assistant            Title: V.P., Secretary & Treasurer
       Secretary

Acknowledged and agreed as of the       Acknowledged and agreed as of the
date set forth above                    date set forth above

RND, Inc.                               The Future Now, Inc.

By: /s/ T.J. Coffey                     By: /s/ Stephanie Cohen
    --------------------------------        --------------------------------
Print Name: T. J. Coffey                Print Name: Stephanie Cohen

Title: V.P., CFO & Assistant            Title: V.P., Secretary & Treasurer
       Secretary

    Addendum to Agreement for Wholesale Financing Flexible Payment Plan

                                 Exhibit A


CUSTOMER: Intelligent Electronics, Inc.

Commencement Date: January 1, 1992         Effective Date: October 27, 1995


1.   FPP Fees, Rates and Repayment and Terms

  (a)  FPP Credit Line: $180.0 Million, plus a $90.0 Million seasonal uplift

       (i) 100% on IBM Inventory

      (ii) 80% on Eligible Accounts except for Accounts generated by The Future Now, Inc.

     (iii) 60% on Eligible Accounts generated by The Future Now, Inc. sales

Note: The above calculations for Qualifying Collateral will be reduced by 40% of the Total Amount Financed by IBM Credit Corporation under the Term Lease Master Agreement between Customer and IBM Credit Corporation.

  (b)  Payment due dates: 5th, 15th, and 25th of each month

  (c)  Monthly Service Fee: $4,000.00

  (d)  Base Period (BP) Repayment Term:

       - 130 days from date of invoice for product invoices purchased by IBM Credit from the IBM Personal Computer Company and Lexmark International, Inc.

  (e)  BP Non-Fee Period: 45 Days

  (f)  Interest Rate after BP Non-Fee Period ("Base Rate"):

       -  Prime Rate plus 0.875%

  (g)  Working Capital Loan Option (WCO) Terms: 180 Days

       -  WCO Interest Rate: Base Rate

  (h)  Payment Reschedule Option (PRO) Term: 30 Days

       -  PRO Interest Rate: Base Rate

  (i)  Cash Advance Option (CAO) Term: N/A

       -  CAO Interest Rate: N/A

  (j)  Delinquency Fee Rate: Prime Rate Plus 6.5%


2. Definitions

The following terms shall have the following respective meanings in this FPP Exhibit. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

"Current Assets" means, as of any date of determination, the consolidated assets of Dealer that would be classified as current assets in accordance with GAAP.

"Current Liabilities" means, as of any date of determination, the consolidated liabilities of the Dealer, that would be classified as current liabilities in accordance with GAAP, including, without limitation, all indebtedness of the Dealer payable on demand or maturing within one year of such date, or renewable at the option of the Dealer for a period of not more than one year from such date, and all serial maturity and periodic or installment payments (including, without limitation, sinking fund payments) on any indebtedness, to the extent such payments are required to be made within one year from such date.

"Net Profit After Tax" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the consolidated net income after taxes for such period (taken as a cumulative whole) of the Dealer all as determined in accordance with GAAP.

"Revenue" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the consolidated total or gross income or sales for such period (taken as a cumulative whole) of the Dealer as determined in accordance with GAAP.

"Tangible Net Worth" means, as of any date of determination, Total Net Worth minus:

     (a) goodwill, organizational expenses, research and development expenses, software development costs, trademarks, names, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights);

     (b)  all deferred charges or unamortized debt discounts and expenses;
          and

     (c)  all accounts receivable from officers, directors and stockholders;
          and

     (d)  all callable/redeemable preferred stock

"Total Liabilities" means, as of any date of determination, consolidated liabilities of the Dealer at such date, determined in accordance with GAAP.

"Total Net Worth" means, as of any date of determination, the consolidated stockholders' equity of the Dealer as determined in accordance with GAAP.

3.  Dealer's Financial Covenants

(a) Dealer agrees to maintain the following financial covenants at all times:

     (i)  Total Liabilities to Tangible Net Worth ratio equal to or less than
          6.5 to 1, provided that Tangible Net Worth must be greater than zero;

    (ii) Current Assets to Current Liabilities ratio greater than or equal to 1.05 to 1;

   (iii)  Tangible Net Worth greater than or equal to $60 million;

(b) Dealer agrees to maintain the Net Profit After Tax to Revenue (in each case without regard to amounts attributable to discontinued operations) ratio greater than or equal to 0.5%, for each fiscal quarter commencing with the fiscal quarter ending October 28, 1995 and thereafter.

Dealer understands and agrees that its failure to maintain the preceding financial covenants shall be an event of Default.

4. Tier Periods

As used in the definitions of "Tier I Period", "Tier II Period" and "Tier III Period" below, a "period" shall mean an interval of time commencing from the date Dealers deliver to IBM Credit financial statements with respect to a fiscal period and ending on the date Dealers deliver to IBM Credit financial statements with respect to the immediately succeeding fiscal period. As used in the preceding sentence, a "fiscal period" means (i) in the case of each of the first three fiscal quarters of a fiscal year, such fiscal quarter and
(ii) in the case of the fourth fiscal quarter of a fiscal year, such fiscal year. Dealers' failure to deliver the above referenced financial reports within the number of days specified in the Agreement will constitute a default under the Agreement.

"Tier I Period" means each period with respect to which (i) the ratio of Dealer's Total Liabilities to Tangible Net Worth (the "Leverage Ratio") during the immediately preceding fiscal period is greater than zero and is less than or equal to 5.5 to 1, (ii) the ratio of Dealer's Current Assets to Dealer's Current Liabilities (the "Current Ratio") during such fiscal period is greater than or equal to 1.15 to 1, (iii) Tangible Net Worth during such fiscal period is greater than or equal to $70 million and (iv) the ratio of Dealer's Net Profit After Tax to Dealers Revenue (in each case determined without regard to amounts attributable to discontinued operations) (the "NAT Ratio") as of such fiscal quarter is greater than or equal to 1.0%.

"Tier II Period" means each period (x) with respect to which (i) the Leverage Ratio during the immediately preceding fiscal period is greater than zero and is less than or equal to 6.0 to 1, (ii) the Current Ratio during such fiscal period is greater than or equal to 1.10 to 1, (iii) Tangible Net Worth during such fiscal period is greater than or equal to $65 million and (iv) the NAT Ratio as of such fiscal quarter is greater than or equal to 0.5% and (y) which is not a Tier I Period.

"Tier III Period" means each period which is not a Tier I Period or a Tier II Period.